Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, July 26, 2022

Retail Opportunity Investments Corp. Reports
2022 Second Quarter Results

San Diego, CA, July 26, 2022 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and six months ended June 30, 2022.

HIGHLIGHTS
•$11.5 million of net income attributable to common stockholders ($0.09 per diluted share)
•$36.7 million in Funds From Operations (FFO)(1) ($0.28 per diluted share)
•FFO guidance for 2022 raised ($1.08 - $1.12 per diluted share)
•$120.2 million of acquisitions lined up ($60.0 million closed, $60.2 million under contract)
•$37.1 million property disposition under contract
•714,380 square feet of leases executed during first six months of ‘22 (record activity)
•97.6% portfolio lease rate at 6/30/22 (vs. 97.2% at 3/31/22 and 96.9% at 6/30/21)
•16.7% increase in same-space cash base rents on 2Q‘22 new leases (10.5% renewal increase)
•3.7% increase in same-center cash net operating income (2Q‘22 vs. 2Q‘21)
•5.6% increase in same-center cash net operating income (first six months ‘22 vs. ‘21)
•$25.2 million of common equity raised through ATM program during first six months
•6.7x net principal debt-to-annualized EBITDA ratio for 2Q‘22
•Awarded 2022 Green Lease Leader in recognition of ESG initiatives
•$0.15 per share cash dividend declared
________________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Strong demand for space across our portfolio continues to drive our business forward. Building on our leasing momentum from the first quarter, we increased our portfolio lease rate during the second quarter and again posted solid double-digit rent growth on both same-space new leases and renewals. Additionally, we continue to steadily grow and enhance our portfolio. Year-to-date, we have lined up $120.2 million of grocery-anchored shopping center acquisitions.” Tanz added, “With our success during the first half of the year, we are well-positioned and firmly on track to achieve our key objectives for 2022.”
FINANCIAL RESULTS SUMMARY
For the three months ended June 30, 2022, GAAP net income attributable to common stockholders was $11.5 million, or $0.09 per diluted share, as compared to GAAP net income attributable to common stockholders of $16.5 million, or $0.14 per diluted share, for the three months ended June 30, 2021. For the six months ended June 30, 2022, GAAP net income attributable to common stockholders was $23.1 million, or $0.19 per diluted share, as compared to GAAP net income attributable to common stockholders of $23.9 million, or $0.20 per diluted share, for the six months ended June 30, 2021. Included in 2021 GAAP net income was a $9.5 million gain on sale of real estate.

FFO for the second quarter of 2022 was $36.7 million, or $0.28 per diluted share, as compared to $31.7 million in FFO, or $0.25 per diluted share for the second quarter of 2021. FFO for the first six months of 2022 was $72.9 million, or $0.55 per diluted share, as compared to $62.7 million in FFO, or $0.49 per diluted share for the first six months of 2021. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the second quarter of 2022, same-center net operating income (NOI) was $49.6 million, as compared to $47.8 million in same-center NOI for the second quarter of 2021, representing a 3.7% increase. For the first six months of 2022, same-center NOI increased 5.6% as compared to same-center NOI for the first six months of 2021. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

At June 30, 2022, ROIC had total market capitalization of approximately $3.4 billion and approximately $1.4 billion of principal debt outstanding. As of June 30, 2022, 95.5% of ROIC’s principal debt outstanding was unsecured, including $46.0 million outstanding on its $600.0 million unsecured revolving credit facility. Additionally, ROIC’s interest coverage ratio and net principal debt-to-annualized EBITDA ratio for the second quarter of 2022 was 3.6 times and 6.7 times, respectively, and 96.6% of its portfolio was unencumbered at June 30, 2022, based on gross leasable area.

Year to date, ROIC has issued approximately 1.3 million shares of common stock through its ATM program, raising $25.2 million in gross proceeds, including issuing approximately 0.7 million shares of common stock during the first quarter, and approximately 0.6 million shares during the second quarter.
ACQUISITION & DISPOSITION SUMMARY
Year-to-date, ROIC has lined up $120.2 million of grocery-anchored shopping center acquisitions, including the following three grocery-anchored shopping centers acquired during the second quarter, totaling $60.0 million.

Powell Valley Junction
In April 2022, ROIC acquired Powell Valley Junction for $17.6 million. The shopping center is approximately 109,000 square feet and is anchored by Walmart Neighborhood Market. The property is located in Gresham, Oregon, within the Portland metropolitan area, and is currently 99.0% leased.
Olympia Square North
In April 2022, ROIC acquired Olympia Square North for $18.4 million. The shopping center is approximately 90,000 square feet and is anchored by Albertsons Supermarket. The property is located in Olympia, Washington, within the Seattle metropolitan area, and is currently 100% leased.
Village Oaks Shopping Center
In May 2022, ROIC acquired Village Oaks Shopping Center for $24.0 million. The shopping center is approximately 80,000 square feet and is anchored by Save Mart (Lucky California) Supermarket and Rite Aid Pharmacy (NAP). The property is located in Martinez, California, within the San Francisco metropolitan area, and is currently 97.9% leased.
Additionally, ROIC currently has a contract involving a three property transaction, including selling one ROIC property for $37.1 million, while acquiring the following two grocery-anchored shopping centers for a total of $60.2 million.
Ballinger Village
ROIC has a contract to acquire Ballinger Village for $29.2 million. The shopping center is approximately 113,000 square feet and is anchored by Thriftway Supermarket and Rite Aid Pharmacy. The property is located in Shoreline, Washington, within the Seattle metropolitan area, and is currently 89.1% leased.
Thomas Lake Shopping Center
ROIC has a contract to acquire Thomas Lake Shopping Center for $31.0 million. The shopping center is approximately 111,000 square feet and is anchored by Albertsons Supermarket and Rite Aid Pharmacy. The property is located in Mill Creek, Washington, within the Seattle metropolitan area, and is currently 100% leased.

PROPERTY OPERATIONS SUMMARY
At June 30, 2022, ROIC’s portfolio was 97.6% leased. During the second quarter of 2022, ROIC executed 93 leases, totaling 297,741 square feet, including 38 new leases, totaling 83,276 square feet, achieving a 16.7% increase in same-space comparative base rent, and 55 renewed leases, totaling 214,465 square feet, achieving a 10.5% increase in base rent. ROIC reports same-space comparative new lease and renewal base rents on a cash basis.
ENVIRONMENTAL, SOCIAL & GOVERNANCE SUMMARY
In May 2022, ROIC was selected as a 2022 Green Lease Leader by the U.S. Department of Energy’s Better Buildings Alliance and the Institute for Market Transformation. Specifically, ROIC was awarded “Gold” level designation in recognition of its continued success in collaborating with tenants on energy efficiency, decarbonization, air quality and other environmental and social issues.

Subsequent to the second quarter, in July 2022, ROIC released its annual Environmental, Social and Governance (ESG) report, detailing the company’s ESG achievements during 2021, as well as its ongoing initiatives and long term strategic goals. The report was prepared in accordance with the Sustainability Accounting Standards Board (SASB) standards, the Task Force on Climate-related Financial Disclosures (TCFD) framework, and the United Nations Sustainable Development Goals (SDG). The report is available at: http://www.roireit.net/assets/001/5927.pdf.
CASH DIVIDEND
On July 8, 2022, ROIC distributed a $0.13 per share cash dividend. On July 26, 2022, ROIC’s board of directors declared a cash dividend of $0.15 per share, payable on October 7, 2022 to stockholders of record on September 16, 2022.
2022 GUIDANCE SUMMARY
ROIC currently estimates that GAAP net income for 2022 will be within the range of $0.31 to $0.36 per diluted share, and FFO will be within the range of $1.08 to $1.12 per diluted share.

	Year Ended December 31, 2022
	Previous		Current
	Low End	High End	Low End	High End
	(unaudited, amounts in thousands except per share and percentage data)
GAAP net income applicable to stockholders	$29,501	$40,494	$37,546	$44,907
Funds from operations (FFO) – diluted	$137,280	$148,500	$142,560	$150,080

GAAP net income per diluted share	$0.24	$0.32	$0.31	$0.36
FFO per diluted share	$1.04	$1.10	$1.08	$1.12

Key Drivers
General and administrative expenses	$22,000	$21,000	$22,500	$21,500
Straight-line rent	$500	$500	$2,400	$2,400
Amortization of above- and below-market rent	$10,400	$10,400	$11,300	$11,300
Bad debt	$3,000	$2,000	$3,000	$2,000
Acquisitions	$100,000	$300,000	$120,000	$200,000
Dispositions	$50,000	$30,000	$70,000	$100,000
Same-center cash NOI growth (vs. 2021)	3.0%	4.0%	4.0%	5.0%

ROIC’s management will discuss guidance, and the underlying assumptions, on ROIC’s July 27, 2022 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors noted elsewhere in this press release.

CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Wednesday, July 27, 2022 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time. To participate in the conference call, click on the following link (ten minutes prior to the call) to register:

http://register.vevent.com/register/BI62b17b0b4d274c8ba58b978c41bb4c2f

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: http://edge.media-server.com/mmc/p/ehpn5ywt

The conference call will be archived and available for replay for approximately 90 days at: http://www.roireit.net/
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of June 30, 2022, ROIC owned 92 shopping centers encompassing approximately 10.4 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2022 (unaudited)	December 31, 2021
ASSETS
Real Estate Investments:
Land	$934,687	$915,861
Building and improvements	2,419,177	2,350,294
	3,353,864	3,266,155
Less: accumulated depreciation	546,043	510,836
	2,807,821	2,755,319
Mortgage note receivable	4,831	4,875
Real Estate Investments, net	2,812,652	2,760,194
Cash and cash equivalents	5,632	13,218
Restricted cash	1,730	2,145
Tenant and other receivables, net	52,619	55,787
Acquired lease intangible assets, net	52,296	50,139
Prepaid expenses	1,950	5,337
Deferred charges, net	25,358	25,017
Other assets	16,473	17,007
Total assets	$2,968,710	$2,928,844

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,071	$298,889
Credit facility	46,000	—
Senior Notes	946,035	945,231
Mortgage notes payable	61,339	85,354
Acquired lease intangible liabilities, net	141,577	136,608
Accounts payable and accrued expenses	38,632	48,598
Tenants’ security deposits	7,561	7,231
Other liabilities	40,271	40,580
Total liabilities	1,580,486	1,562,491

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 124,341,618 and 122,685,266 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	12	12
Additional paid-in capital	1,604,495	1,577,837
Dividends in excess of earnings	(307,039)	(297,801)
Accumulated other comprehensive loss	(5)	(3,154)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,297,463	1,276,894
Non-controlling interests	90,761	89,459
Total equity	1,388,224	1,366,353
Total liabilities and equity	$2,968,710	$2,928,844

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Rental revenue	$77,218	$70,114	$152,255	$139,018
Other income	1,007	616	2,443	899
Total revenues	78,225	70,730	154,698	139,917

Operating expenses
Property operating	12,672	10,766	24,763	21,325
Property taxes	8,416	8,332	16,936	16,938
Depreciation and amortization	24,350	23,507	48,112	46,547
General and administrative expenses	5,702	5,232	10,942	9,607
Other expense	488	331	667	484
Total operating expenses	51,628	48,168	101,420	94,901

Gain on sale of real estate	—	9,460	—	9,460

Operating income	26,597	32,022	53,278	54,476
Non-operating expenses
Interest expense and other finance expenses	(14,283)	(14,337)	(28,498)	(28,817)
Net income	12,314	17,685	24,780	25,659
Net income attributable to non-controlling interests	(807)	(1,201)	(1,632)	(1,760)
Net Income Attributable to Retail Opportunity Investments Corp.	$11,507	$16,484	$23,148	$23,899

Earnings per share – basic and diluted	$0.09	$0.14	$0.19	$0.20

Dividends per common share	$0.13	$0.11	$0.26	$0.22

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to ROIC	$11,507	$16,484	$23,148	$23,899
Plus: Depreciation and amortization	24,350	23,507	48,112	46,547
Less: Gain on sale of real estate	—	(9,460)	—	(9,460)
Funds from operations – basic	35,857	30,531	71,260	60,986
Net income attributable to non-controlling interests	807	1,201	1,632	1,760
Funds from operations – diluted	$36,664	$31,732	$72,892	$62,746

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Number of shopping centers included in same-center analysis	85	85			85	85
Same-center occupancy	97.6%	97.0%		0.6%	97.6%	97.0%		0.6%

Revenues:
Base rents	$51,589	$49,619	$1,970	4.0%	$102,816	$99,069	$3,747	3.8%
Percentage rent	142	(9)	151	(1,677.8)%	330	174	156	89.7%
Recoveries from tenants	17,416	16,445	971	5.9%	34,992	33,157	1,835	5.5%
Other property income	825	445	380	85.4%	1,854	554	1,300	234.7%
Bad debt	(136)	127	(263)	(207.1)%	(700)	(1,425)	725	(50.9)%
Total Revenues	69,836	66,627	3,209	4.8%	139,292	131,529	7,763	5.9%
Operating Expenses
Property operating expenses	12,365	10,636	1,729	16.3%	24,120	21,100	3,020	14.3%
Property taxes	7,887	8,195	(308)	(3.8)%	16,094	16,604	(510)	(3.1)%
Total Operating Expenses	20,252	18,831	1,421	7.5%	40,214	37,704	2,510	6.7%
Same-Center Cash Net Operating Income	$49,584	$47,796	$1,788	3.7%	$99,078	$93,825	$5,253	5.6%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP operating income	$26,597	$32,022	$53,278	$54,476
Depreciation and amortization	24,350	23,507	48,112	46,547
General and administrative expenses	5,702	5,232	10,942	9,607
Other expense	488	331	667	484
Gain on sale of real estate	—	(9,460)	—	(9,460)
Straight-line rent	(915)	(294)	(1,366)	(312)
Amortization of above- and below-market rent	(3,254)	(2,214)	(6,311)	(4,446)
Property revenues and other expenses (1)	(265)	(52)	(589)	(181)
Total Company cash NOI	52,703	49,072	104,733	96,715
Non same-center cash NOI	(3,119)	(1,276)	(5,655)	(2,890)
Same-center cash NOI	$49,584	$47,796	$99,078	$93,825

____________________
(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net